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                                                                      EXHIBIT 11


                                The Geon Company
                            Earnings Per Share (EPS)
                      (In millions, except per share data)

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                                                                                     Three Months Ended          Nine Months Ended
                                                                                         September 30,             September 30,
                                                                                      -------------------       ------------------
                                                                                      1998          1997          1998         1997
                                                                                      ----          ----          ----         ----
BASIC EARNINGS PER COMMON SHARE:

    Number of Shares:
    Average shares of common stock outstanding                                         23.4         23.2         23.3        23.4
    Less:  Average shares of contingently issuable restricted stock outstanding        (0.4)        (0.4)        (0.4)       (0.4)
                                                                                     ------       ------       ------      ------

    Total common shares outstanding for basic EPS                                      23.0         22.8         22.9        23.0
                                                                                     ======       ======       ======      ======

DILUTED EARNINGS PER COMMON SHARE:


    Number of Shares:

    Average shares of common stock outstanding                                         23.4         23.2         23.3        23.4

    Net effect of dilutive stock options  based on treasury stock

        method using average market price                                                .2           .2           .3          .2
                                                                                     ------       ------       ------      ------

    Total common and common equivalent shares outstanding for diluted EPS              23.6         23.4         23.6        23.6
                                                                                     ======       ======       ======      ======

    Net income per share of common stock

         Basic                                                                       $  .27       $  .47          .73      $  .83
                                                                                     ======       ======       ======      ======
         Diluted                                                                     $  .26       $  .45          .71      $  .81
                                                                                     ======       ======       ======      ======
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